Exhibit 99.1

ARGAN, INC. REPORTS FIRST QUARTER RESULTS

June 5 , 2014 – ROCKVILLE, MD – Argan, Inc. (NYSE: AGX) today announced financial results for the three months ended April 30, 2014.

For the quarter ended April 30, 2014, revenues were $51.2 million compared to $46.6 million for the three months ended April 30, 2013. Gemma Power Systems LLC and affiliates (Gemma) contributed $49.8 million, or 97% of revenues in the first quarter of fiscal 2015, compared to $43.8 million, or 94% of revenues in the first quarter of fiscal 2014.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) associated with the stockholders of Argan, Inc. of $5.6 million for the quarter ended April 30, 2014 compared to $10.0 million for the quarter ended April 30, 2013. Gemma recorded $6.8 million in EBITDA associated with the stockholders of Argan, Inc. for the first quarter of fiscal 2015 compared to $11.1 million for the first quarter of fiscal 2014.

Net income attributable to the stockholders of Argan, Inc. for the first quarter of fiscal 2015 was $3.5 million, or $0.24 per diluted share based on 14,683,000 diluted shares outstanding, compared to net income attributable to the shareholders of Argan, Inc. for the first quarter of fiscal 2014 of $6.4 million, or $0.45 per diluted share based on 14,127,000 diluted shares outstanding.

Gemma’s backlog as of April 30, 2014 was $742 million. The April 30, 2014 backlog includes two large gas fired power plants being constructed for Panda Power Funds in Pennsylvania and a biomass-fired plant in Texas.

Commenting on Argan’s financial results, Rainer Bosselmann, Chairman and Chief Executive Officer stated, “Gemma’s performance on the initial phases of the two gas fired power plants being constructed in Pennsylvania has been excellent. Despite adverse winter weather conditions, we are pleased with the progress made to date. Construction activity will increase significantly over the next several quarters.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include traditional gas as well as alternative energy including biodiesel, ethanol, and renewable energy sources such as wind and solar power. Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Arthur Trudel
301.315.0027	301.315.9467

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended April 30,
	2014	2013
REVENUES
Power industry services	$49,824,000	$43,769,000
Telecommunications infrastructure services	1,367,000	2,879,000

Revenues	51,191,000	46,648,000

Cost of revenues
Power industry services	40,049,000	31,246,000
Telecommunications infrastructure services	1,091,000	2,374,000

Cost of revenues	41,140,000	33,620,000

GROSS PROFIT	10,051,000	13,028,000
Selling, general and administrative expenses	3,379,000	3,443,000

Income from operations	6,672,000	9,585,000
Other income, net	22,000	155,000
Gain on deconsolidation of variable interest entity	—	1,120,000

INCOME BEFORE INCOME TAXES	6,694,000	10,860,000
Income tax expense	1,894,000	3,920,000

NET INCOME	4,800,000	6,940,000
INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,325,000	530,000

NET INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	$3,475,000	$6,410,000

NET INCOME PER SHARE ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.
Basic	$0.24	$0.46

Diluted	$0.24	$0.45

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	14,299,000	13,974,000

Diluted	14,683,000	14,127,000

ARGAN, INC. AND SUBSIDIARIES

RECONCILIATIONS TO EBITDA (Unaudited)

Consolidated Operations

	Three Months Ended April 30,
	2014	2013
Net income, as reported	$4,800,000	$6,940,000
(Income) - noncontrolling interests	(1,325,000)	(530,000)
Interest expense	—	(161,000)
Income tax expense	1,894,000	3,591,000
Depreciation	142,000	129,000
Amortization of purchased intangible assets	60,000	61,000

EBITDA associated with the stockholders of Argan, Inc.	$5,571,000	$10,030,000

Power Industry Services

	Three Months Ended April 30,
	2014	2013
Income before income taxes	$8,009,000	$11,982,000
(Income) - noncontrolling interests	(1,325,000)	(859,000)
Interest expense	—	(161,000)
Depreciation	96,000	83,000
Amortization of purchased intangible assets	60,000	61,000

EBITDA associated with the stockholders of Argan, Inc.	$6,840,000	$11,106,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	April 30, 2014	January 31, 2014
	(Unaudited)	(Note 1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$313,761,000	$272,209,000
Accounts receivable, net of allowance for doubtful accounts	28,684,000	23,687,000
Costs and estimated earnings in excess of billings	200,000	527,000
Prepaid expenses	2,749,000	1,581,000
Deferred income tax assets	—	178,000
Other current assets	2,312,000	377,000

TOTAL CURRENT ASSETS	347,706,000	298,559,000
Property, plant and equipment, net of accumulated depreciation	4,107,000	4,183,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization	2,028,000	2,088,000

TOTAL ASSETS	$372,317,000	$323,306,000

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$25,677,000	$22,589,000
Accrued expenses	3,630,000	7,911,000
Deferred income tax liabilities	819,000	—
Billings in excess of costs and estimated earnings	177,517,000	134,736,000

TOTAL CURRENT LIABILITIES	207,643,000	165,236,000
Deferred income tax liabilities	372,000	293,000

TOTAL LIABILITIES	208,015,000	165,529,000

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.10 per share – 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share – 30,000,000 shares authorized; 14,372,634 and 14,289,134 shares issued at April 30 and January 31, 2014, respectively; 14,369,401 and 14,285,901 shares outstanding at April 30 and January 31, 2014, respectively	2,156,000	2,143,000
Additional paid-in capital	102,575,000	100,863,000
Retained earnings	56,810,000	53,335,000
Treasury stock, at cost – 3,233 shares at April 30 and January 31, 2014	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	161,508,000	156,308,000
Noncontrolling interests	2,794,000	1,469,000

TOTAL EQUITY	164,302,000	157,777,000

TOTAL LIABILITIES AND EQUITY	$372,317,000	$323,306,000

Note 1 – The condensed consolidated balance sheet as of January 31, 2014 has been derived from audited consolidated financial statements.